SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                OCTOBER 11, 2002

                              KANSAS CITY SOUTHERN

               (Exact name of company as specified in its charter)


            DELAWARE                    1-4717               44-0663509
-------------------------------    --------------------  -----------------------
  (State or other jurisdiction      (Commission file        (IRS Employer
        of incorporation)                 number)        Identification Number)


                427 WEST 12TH STREET, KANSAS CITY, MISSOURI 64105

               (Address of principal executive offices) (Zip Code)


                COMPANY'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                (816) 983 - 1303

                                 NOT APPLICABLE

          (Former name or former address if changed since last report)

ITEM 5.          OTHER EVENTS

GRUPO TFM ANNOUNCES FAVORABLE RULING IN VALUE ADDED TAX LAWSUIT

On October 11, 2002, Grupo TMM, S.A. ("Grupo TMM") and Kansas City Southern, ("KCS"), owners of the controlling interest in Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. ("Grupo TFM"), announced that a three judge panel of the Mexican Magistrates Court had unanimously ruled in favor of Grupo TFM in its Value Added Tax lawsuit. See the attached Press Release for more details.

ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS

(c)              Exhibits

                 EXHIBIT NO.           DOCUMENT

                 (99)                  Additional Exhibits

                 99.1 Press Release issued by Kansas City Southern and Grupo TMM dated October 11, 2002 entitled, "Grupo TFM Announces Favorable Ruling in Value Added Tax Lawsuit", is attached hereto as Exhibit 99.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Kansas City Southern

Date: October 11, 2002                  By:         /S/  LOUIS G. VAN HORN
                                           -------------------------------------
                                                       Louis G. Van Horn
                                                Vice President and Comptroller
                                                (Principal Accounting Officer)

EXHIBIT 99.1

GRUPO TMM COMPANY CONTACT:                 AT DRESNER CORPORATE SERVICES:

Jacinto Marina, Chief Financial Officer    Kristine Walczak (general investors,
011-525-55-629-8790                         analysts and media)
(jacinto.marina@tmm.com.mx)                312-726-3600 (kwalczak@dresnerco.com)
Brad Skinner, Senior Vice President
Investor Relations
011-525-55-629-8725
(brad.skinner@tmm.com.mx)
Luis Calvillo, Executive Vice President
And Media Relations
011-525-55-629-8758
(luis.calvillo@tmm.com.mx)

KCS COMPANY CONTACT:

Ronald Russ, Senior Vice President and Chief Financial Officer
816-983-1702
(ronald.g.russ@kcsr.com)
William H. Galligan, Assistant Vice President, Corporate Affairs
816-983-1551
(william.h.galligan@kcsr.com)



FOR IMMEDIATE RELEASE
FRIDAY, OCTOBER 11, 2002

                      GRUPO TFM ANNOUNCES FAVORABLE RULING
                           IN VALUE ADDED TAX LAWSUIT

MEXICO CITY, OCTOBER 11, 2002 - GRUPO TMM, S.A. ("GRUPO TMM") (NYSE: TMM) AND KANSAS CITY SOUTHERN ("KCS") (NYSE: KSU), owners of the controlling interest in Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. ("Grupo TFM"), announced today that a three judge panel of the Mexican Magistrates Court has unanimously ruled in favor of Grupo TFM in its Value Added Tax lawsuit. The claim dates back to January 1997. As a result of this decision, Grupo TFM expects to receive a certificate that may be used against future taxes or, under existing regulations, may be exchanged for cash. The decision is not subject to appeal by the government.

In response to the court ruling, Jose Serrano, Chairman and CEO of Grupo TMM and Grupo TFM said, "The decision of the court affirms that the Rule of Law is alive and well in Mexico. This ruling is a victory for our country and should serve as encouragement and validation for all investors throughout the world that the current Government of Mexico is serious about transparency and adhering to the laws of the nation."

Michael Haverty, Chairman, CEO and President of KCS stated, "We are pleased with the fairness of the Mexican judicial system. By removing the uncertainty that has surrounded the VAT credit issue, the decision of the three judge panel enhances the opportunity for KCS and Grupo TMM to further grow the value of their investment through the development of TFM and the NAFTA rail network."

Headquartered in Mexico City, Grupo TMM is Latin America's largest multimodal transportation company. Through its branch offices and network of subsidiary companies, Grupo TMM provides a dynamic combination of ocean and land transportation services. Grupo TMM also has a significant interest in Transportacion Ferroviaria Mexicana (TFM), which operates Mexico's Northeast railway and carries over 40 percent of the country's rail cargo. Visit Grupo TMM's web site at www.grupotmm.com.mx and TFM's web site at www.tfm.com.mx. Both sites offer Spanish/English language options.

KCS is a transportation holding company that has railroad investments in the United States, Mexico, and Panama. Its primary holding is Kansas City Southern Railway. Headquartered in Kansas City, Missouri, KCS serves customers in the central and south central regions of the U.S. KCS's rail holdings and investments are primary components of a NAFTA Railway system that links the commercial and industrial centers of the United States, Canada, and Mexico.






Included in this press release are certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of the Companies' managements as well as on assumptions made. Actual results could differ materially from those included in such forward-looking statements. Readers are cautioned that all forward-looking statements involve risks and uncertainty. The following factors could cause actual results to differ materially from such forward-looking statements: global, US and Mexican economic and social conditions; the effect of the North American Free Trade Agreement on the level of US-Mexico trade; the condition of the world shipping market; the success of the Companies' investment in TFM, S.A. de C.V. and other new businesses; risks. These risk factors and additional information are included in Grupo TMM's and KCS' reports on file with the Securities and Exchange Commission.